Item 77Q1

Form of Articles of Amendment and Restatement, which was previously filed as an exhibit to Registrants Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File No. 333-124004)
as filed with the Securities & Exchange Commission on June 3, 2005 and incorporated herein by reference.

Form of Articles Supplementary, which was previously filed as an exhibit 2(a)(4) to Registrants Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File No. 333-129409) as filed with the Securities & Exchange Commission on December 15, 2005 and incorporated herein by reference.